CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form S-8 of our report dated October 31, 1997 relating to the financial statements of Packaging Plus Services, Inc. as of June 30, 1997 and June 30, 1996 and for each of the years in the two year period then ended.







                                      /s/ FELDMAN RADIN & CO., P.C.
                                      Feldman Radin & Co., P.C.
                                      Certified Public Accountants

February 2, 1998
New York, New York